Exhibit 10.18

CLEARWATER PAPER CORPORATION

BENEFITS PROTECTION TRUST AGREEMENT

(Effective December 16, 2008)

i

CLEARWATER PAPER CORPORATION

BENEFITS PROTECTION TRUST AGREEMENT

Effective December 16, 2008

This Trust Agreement, by and between CLEARWATER PAPER CORPORATION, a Delaware corporation (the “Corporation”) and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), is effective as of December 16, 2008.

WITNESSETH:

Whereas the Corporation has adopted the nonqualified deferred compensation plans, programs and policies and has entered into the contracts listed on Schedule 1 (collectively, the “Plans”) and may adopt or enter into other such plans, programs, policies and contracts which will be listed from time to time on Schedule 1; and

Whereas the Corporation’s obligations pursuant to the Plans are not funded or otherwise secured and the Corporation desires to take steps to assure that, subject to the claims of the Corporation’s general creditors, the future payment of amounts under the Plans will not be improperly withheld in the event that a Change of Control (as hereinafter defined) of the Corporation should occur;

Whereas the Corporation wishes to establish a trust (hereinafter called a “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Corporation’s creditors in the event of the Corporation’s Insolvency, as defined herein, until paid to participants and beneficiaries of the Plans in such manner and at such times as specified in the Plans;

Whereas, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

Whereas, it is the intention of the Corporation to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

Now, Therefore, the Corporation and the Trustee hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

SECTION 1.    DEFINITIONS

(a)            “Benefit Commitments” means:

(i)             all benefits that are accrued or payable (whether on a current or deferred basis) under the Plans as of the date of the Change of Control and

(ii)            all benefits that may become payable under the Plans as in effect on the date of the Change of Control as a result of termination of a participant’s employment after such Change of Control, as described in Section 2(d).

(b)            “Change of Control” means:

        (i)        Upon consummation of a merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination,

(A)        all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Corporation (the “Outstanding Common Stock”) and the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries),

(B)        no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act)) (a “Person”) (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock or common equity of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, and

(C)        at least a majority of the members of the board of directors or similar governing body of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii)       On the date that individuals who, as of 11:59 p.m. (Pacific) on the date of the Distribution, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a member of the Board on or subsequent to the day immediately following the date of the Distribution whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this proviso, any such individual whose appointment to the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of a member or members of the Board, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of, any Person other than the Incumbent Board; or

(iii)      Upon the acquisition on or after the date of the Distribution by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either

(A)  the then Outstanding Common Stock, or

(B)  the combined voting power of the Outstanding Voting Securities;

provided, however, that the following acquisitions shall not be deemed to be covered by this paragraph (iii):

(I)        any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation,

(II)       any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or

(III)      any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 1(b)(i); or

(iv)      Upon the consummation of the sale, lease or exchange of all or substantially all of the assets of the Corporation; or

(v)       Upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c)            “Corporation” means Clearwater Paper Corporation, a Delaware corporation, and its successor and assigns.

(d)            “Distribution” means the distribution by Potlatch Corporation to its stockholders of all of the outstanding shares of the common stock of the Corporation then owned by Potlatch Corporation, pursuant to the Separation and Distribution Agreement between Potlatch Corporation and the Corporation.

(e)            “Independent Administrator” means an independent professional benefits consulting or administrative firm appointed pursuant to Section 3(b).

(f)            “Insolvent” and “Insolvency” means that the Corporation is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(g)            “Participants” mean the active and former directors and employees of the Corporation or its subsidiaries or affiliates who are entitled to benefits under the Plans.

(h)            “Plans” mean the nonqualified plans, programs, policies and contracts listed on Schedule 1 adopted or maintained by the Corporation or a subsidiary or affiliate of the Corporation. The Corporation may from time to time add to or delete items from Schedule 1 by notifying the Trustee in writing; provided, however, that no such change to Schedule 1 may be made after a Change of Control has occurred. The Corporation shall provide the Trustee with a current copy of each Plan and any amendments thereto.

(i)             “Trust” means the Clearwater Paper Corporation Benefits Protection Trust established pursuant to this Agreement.

(j)             “Trustee” means U.S. Bank National Association, or any successor trustee appointed pursuant to Section 10.

(k)            “Trust Fund” means all moneys, securities and other property held by the Trustee under the Trust.

SECTION 2.    CREATION OF TRUST; CONTRIBUTIONS

(a)            Concurrently with the execution of this Agreement, the Corporation hereby deposits with the Trustee in trust $100 in cash, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Agreement. From time to time the Corporation shall also deposit with the Trustee such contributions as may be permitted or required pursuant to Sections 2(c) and 2(d) of this Agreement. All such contributions and all accumulations and accruals, and the income (net of expenses and taxes) with respect thereto, shall be held by the Trustee in trust pursuant to this Agreement and shall be invested, reinvested and applied as provided herein. The Trustee hereby accepts being named as Trustee under this Agreement and agrees to hold the Trust Fund subject to all of the terms and conditions hereof.

(b)            The Trust established hereunder shall be revocable by the Corporation at any time before a Change of Control, but shall be irrevocable upon and after a Change of Control. The Trust is intended to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (more commonly known as a “rabbi trust”) and shall be construed accordingly. All income earned on the assets of the Trust Fund shall be taxable to the Corporation, whether before or after the Trust becomes irrevocable. All taxes with respect to the Trust shall be payable by the Corporation from its separate funds and shall not be charged against the Trust Fund. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Corporation and shall be used exclusively for the uses and purposes of Participants and general creditors as set forth herein. Participants and their beneficiaries shall have no preferred claim on, or beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of participants of the Plans and their beneficiaries against the Corporation. Any assets held by the Trust will be subject to the claims of the Corporation’s general creditors under federal and state law in the event of Insolvency.

(c)            The Corporation, with the concurrence of the Trustee, may at any time deposit with the Trustee additional cash or marketable securities to be credited to the Trust Fund. Neither the Trustee nor any participant or beneficiary of the Plans shall have any right to compel such additional deposits.

(d)            Within 30 days after a Change of Control has occurred, the Corporation shall irrevocably deposit with the Trustee cash or marketable securities (other than stock or debt obligations of the Corporation) to be credited to the Trust Fund in an amount which, when added to any funds already credited to the Trust Fund, the Corporation reasonably determines will be at least sufficient to pay:

(i)             the Benefit Commitments, and

(ii)            all anticipated future expenses of the Trust Fund, including the fees and expenses of the Trustee described in Section 6(b).

(e)            At least annually after a Change of Control, the Independent Administrator shall retain an actuary to re-determine the amount determined pursuant to (d) above. Such re-determination shall be performed using the factors and assumptions set forth in Schedule 2. If the current fair market value of the assets of the Trust Fund does not equal or exceed 110% of the amount so re-determined, the Independent Administrator shall so advise the Corporation and the Corporation shall, within 30 days after receiving such notice, make an irrevocable contribution to the Trust equal to the excess of the re-determined amount over the current fair market value of the assets of the Trust Fund.

(f)             The Trustee shall not be responsible for the computation or collection of any contribution to the Trust Fund.

(g)            Notwithstanding the provision of the Trust to the contrary, in order to comply with Section 409A(b) of the Internal Revenue Code of 1986 as amended (the “Code”), the following rules shall apply:

No assets will become restricted to the provision of benefits in connection with a change in the Corporation’s financial health or the occurrence of a “restricted period” as defined in Section 409A(b)(3)(B), and the Corporation shall not make contributions to the Trust for the purpose of paying deferred compensation to an “applicable covered employee” as defined in Section 409A(b)(3)(D) of the Code under a nonqualified deferred compensation plan during such restricted period. In the event that contributions are made during a restricted period for the benefit of persons other than “applicable covered employees,” the Corporation will thereafter direct the Trustee to establish such sub-accounts as necessary to separate funding contributed for the benefit of “applicable covered employees” and other persons.

SECTION 3.    PAYMENTS FROM THE TRUST

(a)            Upon the effective date of this Agreement, the Corporation shall furnish the Trustee with written information regarding the Participants and their beneficiaries under the Plans and the dates of distribution and amounts of benefits under the Plans and shall update such information on a regular basis. The entitlement of a Participant or beneficiary of the Plans to benefits under the Plans shall be determined by the Corporation or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

(b)            The Corporation shall have the duty to notify the Trustee if a Change of Control occurs. If the Corporation fails to provide such notice and the Trustee has a reasonable basis for believing that a Change of Control has occurred, then the Trustee shall be authorized to act under this section as if the Corporation had provided such notice. After a Change of Control, the Corporation shall: (i) within 30 days furnish to the Trustee the information described in (a) above with respect to the Benefit Commitments which are then payable under the Plans; (ii) update such information with respect to all Plans not less frequently than annually; (iii) furnish the Trustee with any other information the Trustee may reasonably request within 30 days after such request; and (iv) within 30 days following the Change of Control, appoint an Independent Administrator which shall assume responsibility for the administration of the Plans and provide such information and assistance as may be necessary or appropriate to assist the Independent Administrator to carry out its duties in connection with the Plans.

(c)            Before a Change of Control, the Trustee shall make payments from the Trust Fund to Participants and their beneficiaries under the Plans if so directed by the Corporation. The Corporation shall deliver to the Trustee a schedule (a “Payment Schedule”) that indicates the amounts payable in respect of each Participant and beneficiary of the Plans, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to participants and beneficiaries of the Plans in accordance with the Payment Schedule. The Corporation may withdraw funds from the Trust Fund for any purpose at any time before a Change of Control.

(d)            After a Change of Control the Trustee shall pay the Benefit Commitments to the Participants and their beneficiaries in the amounts and at the time directed by the Independent Administrator. The Independent Administrator shall deliver to the Trustee a schedule (a “Payment Schedule”) that indicates the amounts payable in respect of each Participant and beneficiary of the Plans, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Participants and their beneficiaries in accordance with the Payment Schedule.

(e)            Except as provided in Section 11(d), no funds shall be paid to the Corporation after a Change of Control unless the Trustee determines in its sole discretion that the funds will never be required to pay Benefit Commitments under the Plans and expenses of the Trust Fund and the Independent Administrator.

(f)             After a Change of Control, the Trustee shall pay benefits (including, without limitation, benefits accruing on account of services rendered after the date of the applicable event or on account of a period of employment after the applicable event) under the Plans in excess of the Benefit Commitments only if the Corporation deposits additional cash or marketable securities sufficient to pay such excess benefits or the Trustee determines in its sole discretion that the Trust Fund is sufficient to pay all Benefit Commitments, expenses of the Trust Fund and such excess benefits, and the Corporation agrees in writing that it will not make a request pursuant to Section 3(e) prior to the termination of the Trust that the Trustee make a distribution of funds in excess of the amount necessary to pay the Benefit Commitments and Trust Fund expenses.

(g)            Payments to Participants and their beneficiaries pursuant to Sections 3(c) and 3(d) shall be made by the Trustee to the extent that funds in the Trust Fund are sufficient for such purpose. The Corporation may make payment of benefits directly to Participants and their beneficiaries as they become due under the terms of the Plans. The Corporation shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Corporation shall make the balance of each such payment as it falls due or shall direct the Trustee as to modifications required to the then-current Payment Schedule. After a Change of Control, the Independent Administrator shall instead provide such direction. The Trustee shall notify the Corporation where principal and earnings are not sufficient. However, after a Change of Control, any payments in excess of the Benefit Commitments shall be reduced as necessary or completely terminated before payment of any Benefit Commitments shall be reduced.

(h)            Notwithstanding any other provisions of this Agreement, before or after a Change of Control, the Trustee shall cease payment of benefits to participants and beneficiaries of the Plans if the Corporation is Insolvent. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of the general creditors of the Corporation under federal and state law as set forth herein. For this purpose, the knowledge of any of its affiliates shall not be imputed to the Trustee. The Trustee shall resume benefit payments only after determining that the Corporation is not Insolvent or as directed by a court of competent jurisdiction.

(i)             The Board of Directors and the Chief Executive Officer of the Corporation shall have the duty to notify the Trustee in writing of the Corporation’s Insolvency. Except as provided in the next sentence or to the extent the Trustee has actual knowledge of Insolvency, the Trustee shall have no duty to inquire whether the Corporation is Insolvent. If a person claiming to be a creditor of the Corporation alleges in writing to the Trustee that the Corporation is Insolvent, the Trustee shall independently determine or, within 30 days after receipt of such notice, shall petition a court to determine whether the Corporation is Insolvent and shall suspend benefit payments pending such determination. The Corporation shall promptly provide all information reasonably requested by the Trustee to enable the Trustee or the court to make such determination. The Trustee may in all events rely on such evidence concerning the Corporation’s solvency as may be furnished to the Trustee and that provides the Trustee a reasonable basis for making a determination concerning the Corporation’s solvency. If at any time the Trustee has determined that the Corporation is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish the rights of Participants and their beneficiaries to pursue their rights as general creditors of the Corporation with respect to benefits due under the Plans or otherwise.

(j)             The Trustee shall resume the payment of benefits to Participants and their beneficiaries only after the Trustee has determined that the Corporation is not Insolvent (or is no longer Insolvent.) Provided that there are sufficient assets, if the Trustee discontinues or suspends benefit payments under Section 3(h) or 3(i) and subsequently resumes such payments, the first payment following such discontinuance or suspension shall include the aggregate amount of all payments that would have been made under the Plans during the period of discontinuance or suspension, less the aggregate amount of any payments made by the Corporation to the Participant or beneficiary pursuant to the Plans during such period, together with interest equal to 120% of the long-term applicable federal rate, with quarterly compounding, as published under Section 1274(d) of the Code for the first month of each calendar quarter. The Corporation or the Independent Administrator, as the case may be, will direct the Trustee as to the amount of such first payment following discontinuance or suspension.

(k)            No Participant or beneficiary shall have any claim on or beneficial ownership interest in any assets of the Trust Fund before such assets are paid to the Participant or beneficiary, and all rights created under the Plans shall be unsecured contractual rights against the Corporation.

(l)             Except as otherwise provided hereunder, after the Trust has become irrevocable, the Corporation shall have no right or power to direct the Trustee to return to the Corporation or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans.

SECTION 4.    MANAGEMENT OF TRUST ASSETS

(a)            Prior to a Change of Control, the Trust Fund shall be held, invested and reinvested by the Trustee only as directed in writing by the Corporation from time to time. To the extent the Corporation has not so directed the Trustee as to the investment of any portion of Trust assets before they are contributed to the Trust, the Corporation hereby directs the investment of such assets in the default investment fund indicated in Schedule 3 attached hereto. If the Corporation delegates its investment authority hereunder to any third party, the Corporation will remain liable hereunder as if the Corporation had acted directly.

(b)            After a Change of Control, the Trustee shall have exclusive authority and discretion to manage and control the Trust Fund and may employ investment managers (including affiliates of the Trustee) to manage the investment of the Trust Fund. In exercising such authority and discretion, the Trustee shall be guided by the investment policy guidelines established by the Corporation for this purpose, a copy of which guidelines shall be delivered to the Trustee.

The Trustee shall discharge its investment duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Corporation or the Independent Administrator which is contemplated by, and in conformity with, the terms of the Plans or this Agreement and is given in writing by the Corporation or the Independent Administrator. In the event of a dispute between the Corporation (or Independent Administrator) and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(c)            In no event shall assets of the Trust Fund be invested in securities (including stock or rights to acquire stock) or obligations of the Corporation, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with Trust assets shall be exercised by the Trustee or the person designated by the Trustee and shall in no event be exercisable by or rest with Participants.

(d)            To the fullest extent permitted by law, the Trustee is expressly authorized to:

(i)             retain the services of a registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust,

(ii)            acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and

(iii)           acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions.

The Trust may directly or indirectly (through mutual funds fees and charges, for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee.

The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction.

(e)            Each of the Affiliated Entities is authorized to

(i)             effect transactions on national securities exchanges for the Trust as directed by the Trustee, and

(ii)            retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Exchange Act, as amended, and related Rule 11a2-2(T).

(iii)           Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by the Corporation or any designated investment manager, as applicable hereunder (collectively referred to for purposes of this paragraph as the “Directing Party”), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

SECTION 5.    POWERS OF TRUSTEE

Subject to Sections 3 and 4, the Trustee shall have full power and authority with respect to any and all moneys, securities and other property at any time received or held in the Trust Fund to do all such acts, take all such proceedings and exercise all such rights and privileges, whether herein specifically referred to or not, as could be done, taken or exercised by the absolute owner thereof, including, without in any way limiting the generality of the foregoing, the following:

(a)            To collect and receive the income of the Trust Fund and to invest and reinvest the Trust Fund in investments of any kind, including but not limited to investments administered, advised, custodied, issued, offered, sponsored, underwritten, or otherwise serviced by the Trustee or any of the Trustee’s affiliates; The Corporation hereby acknowledges (i) that the Trustee’s affiliate is the investment advisor for the First American Funds, Inc.; the First American Investment Funds, Inc.; and the First American Strategy Funds, Inc. (collectively, the “Affiliated Funds”); (ii) that the Trustee is the sub-administrator, securities lending agent, and custodian for the Affiliated Funds; (iii) that the Trustee receives compensation from the Affiliated Funds as detailed in the prospectuses for the Affiliated Funds; (iv) that the Trustee has received such prospectuses; (v) that the Affiliated Funds are neither insured by the Federal Deposit Insurance Corporation or any other governmental agency nor guaranteed by the Trustee or by any Affiliated Entity; and (vi) that any mutual fund investment involves risks (including but not limited to the possible loss of principal);

(b)            To pay the expenses of the Trust (excluding any taxes payable by the Corporation under Section 2(b)) out of the Trust Fund, including the fees and reasonable expenses of the Independent Administrator and including reasonable compensation for its services as Trustee (if and to the extent that the Corporation does not pay such expenses and compensation);

(c)            To employ suitable agents and counsel, and pay their reasonable expenses and compensation out of the Trust Fund (if and to the extent that the Corporation does not pay such expenses and compensation);

(d)            To sell, convey, exchange or otherwise dispose of any property at any time held in trust hereunder;

(e)            To hold uninvested any cash contributions to the Trust Fund and to create reserves of cash or other assets of the Trust Fund in the banking department of any affiliate of the Trustee, without liability for interest thereon, for the payment of expenses, or for distributions pursuant to the Plans, or for any other purpose in connection with the Plans, notwithstanding the affiliate’s receipt of “float” from such uninvested cash;

(f)             To deposit any moneys at any time held in the Trust Fund in any savings bank, in the savings department of any bank or in a banking affiliate of the Trustee;

(g)            To invest assets of the Trust Fund in any mutual funds advised by the Trustee or any of its affiliates or for which an affiliate of the Trustee acts as a custodian or other service provider and to receive management fees from such mutual funds for services performed for such funds;

(h)            To have, respecting bonds, shares of corporate stock and other securities, all the rights, powers and privileges of an owner, including holding securities in the name of the Trustee or in the name of a nominee securities depository with or without disclosure of the Trust, voting any corporate stock either in person or by proxy, with or without power of substitution, making payment of calls, assessments or other sums deemed by the Trustee expedient for the protection of the Trust Fund, exchanging securities, selling or exercising stock subscriptions or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, liquidations, pooling agreements, voting trusts, and assenting to corporate sales, leases and encumbrances. The Trustee may provide to the Corporation (or, after a Change of Control, to the Independent Administrator) the proxy of any security when in the Trustee’s judgment the Trustee or one of its affiliates may have a conflict of interest;

(i)             To enter into any contracts with, or purchase any annuities from, any insurance company or insurance companies for the purpose of providing for distributions under the Plans; and

(j)             To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust or the Trust Fund; to commence or defend legal proceedings for or against the Trust; and to represent the Trust in all proceedings in any court of law or equity or before any other body or tribunal.

(k)            The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(l)             Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power and shall not take any action that could result in this Trust being classified as a corporation or a partnership under U.S. federal income tax laws, pursuant to section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 6.    TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

(a)            The Corporation shall pay any federal, state, local or other taxes imposed with respect to the assets or income of the Trust Fund. The Corporation (or, following a Change of Control, the Independent Administrator) will perform any tax calculation, withholding, reporting, and remitting to the appropriate taxing authorities of any federal, state, or local income, wage, or other taxes that may be required to be calculated, withheld, reported, or remitted with respect to any payments made to Participants or their beneficiaries from the Trust Fund. The Trustee will have no responsibility for the same, except as directed in every detail by the Corporation or the Independent Administrator, as the case may be.

(b)            The fees and expenses of the Trustee may be revised from time to time as agreed to by the parties. A schedule of the Trustee’s fees and expenses shall be agreed upon by the parties hereto. The Trustee’s reasonable expenses, including but not limited to the retention of legal counsel, accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as Trustee, shall be charged to and payable from the Trust Fund on a monthly basis, or on such other basis as the Trustee deems reasonable, except to the extent that such fees and expenses are paid by the Corporation.

SECTION 7.    RECORDS AND ACCOUNTING

(a)            The Trustee shall keep accurate and detailed records and accounts with respect to all assets included in the Trust Fund and all investments, receipts and disbursements and other transactions involving the Trust, except that the Corporation shall maintain all accounts for Participants and their beneficiaries as provided in the Plans. All accounts, books and records maintained by the Trustee shall be open to inspection by any person designated by the Corporation at all reasonable times.

(b)            Within 60 days following the close of each calendar year or the date of removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Corporation a written report setting forth all investments, receipts, disbursements and other transactions effected by it during the calendar year or part thereof for which the report is filed, in such form as the Corporation and the Trustee shall agree. The Trustee also shall render such additional statements or reports to the Corporation as the Corporation may reasonably request from time to time.

SECTION 8.    INDEMNIFICATION AND LIMITATION OF LIABILITY

The Corporation shall indemnify and hold the Trustee harmless from and against any liability, and the Trustee will incur no liability to any person for, any claims, liabilities, losses, costs, taxes, penalties, interest, and expenses (including reasonable attorneys’ fees) that may be imposed on, incurred by, or asserted against the Trustee by reason of the Trustee’s actions or omissions in connection with this Agreement or the Trust, including but not limited to actions or omissions consistent with directions provided hereunder, unless arising from the Trustee’s own gross negligence, willful misconduct, or willful breach of the provisions of or its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this trust agreement, except as required by law.

All indemnifications and releases provided in this Agreement will survive any Change of Control and the termination of this Agreement.

The Trustee will have no duty to (i) apply for or obtain a ruling from the Internal Revenue Service as to, or otherwise determine, the tax consequences of the Plans, the Plan documents, the Trust, or this Agreement, as to the Corporation, Participants, beneficiaries, or otherwise, including but not limited to whether the arrangement created hereunder is a safe harbor rabbi trust and whether any action hereunder complies with Code Section 409A; (ii) construe the terms of the Plans; determine eligibility under the Plans (including eligibility for participation, vesting, and distribution, as well as the timing, amount, and form thereof); resolve benefit claims or claim appeals; maintain participant-level records; or otherwise function as the administrator of the Plans; (iii) unless otherwise required by law, give notices or make filings required by applicable statutes or regulations for any plan; (iv) determine, monitor, or collect contributions; (v) inquire whether the Corporation has timely filed a top-hat exemption letter or has otherwise satisfied the reporting and disclosure obligations of Part I of Title I of ERISA; (vi) determine, conduct a review of, make recommendations with respect to, or otherwise question the investment policy guidelines, the classes of permissible investments under this Agreement; buying, holding, or selling Trust assets with respect to any portion of the Trust over which anyone other than the Trustee has investment authority; and the compliance of such buying, holding, and selling with the investment policy guidelines; (vii) monitor service providers hired by the Corporation, including any Independent Administrator; or (ix) make a distribution to the extent that Trust assets, when reduced by taxes applicable to such distribution, when further reduced by expenses payable by the Trust, are less than the amount of the payment.

SECTION 9.    ADMINISTRATION OF THE PLANS; COMMUNICATIONS

(a)            The Corporation shall administer the Plans as provided therein and subject to Section 3(d), the Trustee shall not be responsible in any respect for administering the Plans. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge all payments and liabilities under the Plans.

(b)            Any action of the Corporation, or if applicable, the Independent Administrator under any provision of this Agreement shall be evidenced by a written instrument signed by an authorized agent of the Corporation or if applicable, the Independent Administrator. The Corporation, or if applicable, the Independent Administrator shall furnish the Trustee from time to time with evidence satisfactory to the Trustee as to the agents authorized to sign such instruments.

SECTION 10.  RESIGNATION OR REMOVAL OF TRUSTEE

(a)            The Trustee may resign at any time and for any reason before a Change of Control upon written notice to the Corporation. After receipt of such written notice, the Corporation shall appoint a successor trustee that will become Trustee upon its acceptance of the Trust. The Trustee’s resignation shall become effective upon the earlier of the date six months after such written notice is provided or the date the successor trustee is appointed by the Corporation and accepts the Trust. If the Corporation fails to deliver to the Trustee a successor’s written acceptance of trusteeship within six months of received notice of the Trustee’s resignation, the Trustee may immediately petition a court of competent jurisdiction at Trust expense for the appointment of a successor. Even so, the Trustee shall have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 10(a).

(b)            After a Change of Control, the Trustee may resign at any time and for any reason upon written notice to the Corporation, and, if applicable, the Independent Administrator. Such resignation shall become effective only if:

(i)             The Trustee has obtained the agreement of a bank to act as successor trustee which bank

(A)        is among the 100 largest banks in the United States, as measured by deposits,

(B)        has a rating of “B/C” or greater based upon the most current rating from Keefe, Bruyett & Woods (“KB&W’) or its successor, or if KB&W or its successor should cease to publish ratings, then a short-term debt rating from Moody’s of “P-1” or greater, or from Standard and Poor’s of “A-1” and

(C)        has no present commercial banking relationship with the Corporation or any of its subsidiaries, affiliates or successors; or

(ii)            A court of competent jurisdiction has appointed a successor trustee, but only after the Trustee has used reasonable efforts to find a successor pursuant to (i) above.

The Trustee shall continue to be trustee of the Trust Fund until the new trustee is in place, and the Trustee shall be entitled to expenses and fees (including expenses incurred in finding a successor trustee or petitioning a court to name a successor trustee) through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust Fund.

(c)            Prior to a Change of Control, the Corporation may remove the Trustee upon 30 days written notice to the Trustee, or upon such shorter period as is acceptable to the Trustee. Such removal shall become effective, however, only upon the occurrence of all of the following events:

(i)             The appointment by the Corporation of a successor trustee;

(ii)            The acceptance of the Trust by the successor trustee; and

(iii)           The delivery of the Trust Fund to the successor trustee.

(d)            Following a Change of Control, the Independent Administrator, if it agrees to assume such power and responsibility, may remove the Trustee by following the steps prescribed for the Corporation in (c) above.

(e)            Upon designation or appointment of a successor trustee, the Trustee shall transfer the Trust Fund to the successor trustee reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts and to pay any of its compensation due and unpaid. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Corporation or the Trust Fund held by the successor trustee, or both.

SECTION 11.  AMENDMENT OF AGREEMENT; TERMINATION OF TRUST

(a)            At any time prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Corporation. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b) hereof.

(b)            The provisions of this Agreement and the Trust created hereby may not be amended or terminated after a Change of Control, except to the extent required by applicable law, but no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(c)            In the event the Corporation terminates the Trust prior to the occurrence of a Change of Control, the Trustee shall reserve such sums as it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trust Fund in accordance with the written directions of the Corporation.

(d)            The Trust shall be terminated upon the earlier of the exhaustion of the Trust Fund or the final payment of all amounts payable to all of the Participants and their beneficiaries pursuant to the Plans, and the payment of all amounts due to the Trustee and all costs and expenses chargeable to the Trust. Promptly upon termination of this Trust, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of the Trust Fund shall be paid to the Corporation.

SECTION 12.  GOVERNING LAW; SEVERABILITY

(a)            This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

(b)            Any provision of this Agreement that is determined to be invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

(c)            This Agreement shall have binding effect on the successors and assigns of the Corporation and on all parent and subsidiary companies related to any such successor or assign.

(d)            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

(e)            Benefits payable to Participants and their beneficiaries may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed by their duly authorized officers as of this 11th day of December 2008.

CLEARWATER PAPER CORPORATION

By:	/s/ Thomas H. Carter

Its:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jenni Hogaboom

Its:	Vice President and Relationship Manager

Schedule 1

The Plans

Clearwater Paper Corporation Salaried Supplemental Benefit Plan

Clearwater Paper Corporation Annual Incentive Plan

Clearwater Paper Corporation Deferred Compensation Plan for Directors

Clearwater Paper Corporation Management Deferred Compensation Plan *

Clearwater Paper Corporation Severance Program for Executive Employees

Clearwater Paper Salaried Severance Plan **

Deferred Compensation Agreement Between Potlatch Corporation and Richard N. Congreve dated as of December 2, 1982, as amended

Severance and/or Employment Agreements:

Beech, John M.

Collier, James R.

Congreve, Richard N.

DeBorde, Robert M.

Fleshman, Nancy (survivor of James Fleshman)

Morton, G. William

Saarela, Edward G.

*

The contributions made to the Trust Fund by the Corporation with respect to Directed Investment Accounts under the Management Deferred Compensation Plan shall be held in separate sub-accounts and the provisions of Section 3 shall apply separately to such sub-accounts.

**

The contributions made to the Trust Fund by the Corporation with respect to the Salaried Severance Plan shall be held in a separate sub-account and the provisions of Section 3 shall apply separately to such sub-account.

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Schedule 2

Summary of Funding Methods and Assumptions for

Severance Contracts, Employment Agreements and

Retirement Plan Supplemental Benefit

Discount Rate

Discount rate will be determined using the discount rate to determine Clearwater Paper Salaried Retirement Plan benefits for the fiscal year in which a Change of Control occurs.

Termination and Retirement

All active participants terminate two years after the valuation date, or immediately, if that produces a higher liability. Benefit payments begin at the earliest retirement date following termination.

Mortality

No mortality before retirement. Post-retirement mortality using RP-2000 mortality table.

Trust Expenses

5% of liabilities

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Schedule 3

Default Investment Fund

First American Funds – Prime Obligations Fund (Share Class Y)

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